UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 12, 2007

ZONES, INC.
(Exact name of Registrant as Specified in its Charter)

WASHINGTON	0-28488	91-1431894
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer of Identification Number)

1102 15th Street SW, Suite 102, Auburn, Washington 98001-6509
(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code: (253) 205-3000

Click the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 12, 2007 Zones, Inc. (the “Company”) amended and restated its Loan and Security Agreement (the “Amendment”) with GE Commercial Distribution Finance Corporation (formerly known as Transamerica Commercial Finance Corporation) (“Lender”). The Amendment is effective as of September 12, 2007, and amends the Amended and Restated Loan and Security Agreement dated April 11, 2003.

Pursuant to the terms of the Amendment, Lender has agreed to increase the maximum credit amount to $50.0 million, and replace certain of its financial covenants.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 10.1, Amendment No. 7 to Amended and Restated Loan and Security Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONES, INC.

Dated: September 18, 2007	/s/ RONALD P. MCFADDEN
By: Ronald P. McFadden
Its: Secretary and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT No.	DESCRIPTION

10.1	Amendment No. 7 to Amended and Restated Loan and Security Agreement